Exhibit 99.1

NSC Leadership Transition Press Release

FOR IMMEDIATE RELEASE

Norfolk Southern Board of Directors Appoints Mark R. George President and Chief Executive Officer

Through Unanimous Vote of Independent Directors

Board Terminates Alan H. Shaw as President and Chief Executive Officer Due to Violations of Company Policies

Nabanita Nag Terminated as Chief Legal Officer

Company Reaffirms Full-Year 2024 Guidance

ATLANTA – September 11, 2024 - Norfolk Southern Corporation (NYSE: NSC) today announced that the Norfolk Southern Board of Directors has by unanimous vote of the independent directors appointed Mark R. George, the company’s Executive Vice President and Chief Financial Officer, as President and Chief Executive Officer, effective immediately. George will also join the Norfolk Southern Board.

George’s appointment follows the Norfolk Southern Board’s unanimous decision to terminate Alan H. Shaw for cause, effective immediately.

This change in leadership comes in connection with preliminary findings from an ongoing investigation that determined Shaw violated company policies by engaging in a consensual relationship with the company’s Chief Legal Officer. Shaw’s departure is unrelated to the company’s performance, financial reporting and results of operations.

Claude Mongeau, Chairman of the Norfolk Southern Board, said, “The Board has full confidence in Mark and his ability to continue delivering on our commitments to shareholders and other stakeholders. Mark has played an integral role in our recent progress and brings decades of financial experience and strong operational expertise. He embodies our corporate values and is a champion of our safety culture. In close partnership with our accomplished COO, John Orr, they will continue to improve NS’ operating performance and close the margin gap with peers.”

“I am honored to take on this role and lead Norfolk Southern,” said George. “I look forward to my continued partnership with John and the entire Thoroughbred team as we further our progress on optimizing operations and serving our customers, while creating a safe and satisfying workplace and delivering enhanced value for our employees, customers, shareholders, and communities.”

In connection with George’s appointment as Chief Executive Officer, Norfolk Southern announced that Jason A. Zampi will serve as acting Executive Vice President and Chief Financial Officer.

Norfolk Southern also announced that Nabanita C. Nag has been terminated from her roles as Executive Vice President Corporate Affairs, Chief Legal Officer & Corporate Secretary, effective immediately, in connection with the preliminary findings of the Board’s ongoing investigation. Jason M. Morris will serve as acting Corporate Secretary.

Reaffirms 2024 Guidance

Norfolk Southern reaffirms its full-year 2024 guidance provided on July 25, 2024, in conjunction with its second quarter 2024 financial results.

About Mark R. George

Mark R. George is a seasoned executive with over 35 years of professional experience spanning multiple global industries. He most recently served as EVP and Chief Financial Officer of Norfolk Southern since 2019. In this capacity, George oversaw the company’s Finance, Investor Relations, Sourcing, and Corporate Strategy teams. During his time at Norfolk Southern, Mark brought a strategic and business partnership mindset to the CFO office. He has used his expertise across multiple industrial segments to help shape the company’s strategy and drive value for our shareholders. Prior to joining Norfolk Southern, he held successive roles of responsibility across multiple commercial and business segments of United Technologies Corporation and its subsidiaries, including six years in Asia as the regional CFO for the Otis Elevator Company. He held roles of increasing responsibility and ultimately served as the Global CFO for both the Otis Elevator Company and the Carrier Corporation from 2008 to 2019. George is also on the Board of Directors for Trane Technologies plc (NYSE: TT), where he serves on the Finance and Audit Committees. He also serves on the Board of Directors for Junior Achievement of Georgia. He holds a Bachelor of Science in finance from Connecticut State University and a Master of Business Administration from Rensselaer Polytechnic Institute.

About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, costs, levels of activity, or performance to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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